Exhibit 10.1

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

as of March 15, 2010

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”) and the parties to the Loan Agreement as lenders (individually, each a “Lender” and, collectively, “Lenders”) and American Biltrite Inc., a Delaware corporation (“ABI”), Ideal Tape Co., Inc., a Delaware corporation (“Ideal Tape”), K&M Associates L.P., a Rhode Island limited partnership (“K&M”; together with ABI and Ideal Tape, the “US Borrowers”), American Biltrite (Canada) Ltd., a Canadian corporation (“Canadian Borrower”; together with US Borrowers, the “Borrowers”), 425 Dexter Associates, L.P., a Rhode Island limited partnership (“Dexter”), Ocean State Jewelry, Inc., a Rhode Island corporation (“Ocean State”), Majestic Jewelry, Inc., a Delaware corporation (“Majestic”), American Biltrite Far East, Inc., a Delaware corporation (“Far East”; together with Dexter, Ocean State and Majestic, the “US Guarantors”) have entered into certain financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of June 30, 2009, by and among Agent, Lenders, Borrowers and Guarantors (as amended, the “Loan Agreement”), and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with Amendment No. 1 to Loan and Security Agreement, dated as of July 15, 2009 and this Amendment No. 2 to Loan and Security Agreement (“Amendment No. 2”), as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).

Borrowers have requested that Agent and Lenders agree to amend the Loan Agreement as set forth herein, and Agent and Lenders have agreed to accommodate Borrowers’ request.  The parties hereto wish to enter into this Amendment No. 2 to evidence and effectuate such amendments and certain other agreements relating thereto, in each case subject to the terms and conditions and to the extent set forth herein.

In consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Interpretation.  All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

2.           Amendments to Loan Agreement.

(a)           Additional Definitions.  As used herein, the following terms shall have the respective meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

“Amendment No. 2” shall mean Amendment No. 2 to Loan and Security Agreement, dated as of March __, 2010, by and among Borrowers, Guarantors, Agent and the Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Financial Covenant Trigger Event” shall mean if, at any time, Global Excess Availability is less than $6,000,000; provided, that, any such Financial Covenant Trigger Event shall cease to exist to the extent that Global Excess Availability is greater than $6,000,000 for thirty (30) consecutive days.

(b)           Eligible Accounts.  Subparagraph (l) of the definition of “Eligible Accounts” set forth in Section 1.58 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(l)           (i) the aggregate amount of such Accounts owing by a single account debtor (other than the account debtors of certain Borrowers as set forth in subsections (ii), (iii), (iv), (v) and (vi) of this subparagraph (l)) to any Borrower do not constitute more than fifteen (15%) percent of the aggregate amount of all otherwise Eligible Accounts, (ii) such Accounts owing by Surface Shields, Inc. to Ideal Tape do not constitute more than twenty (20%) percent of the aggregate amount of all otherwise Eligible Accounts of Ideal Tape (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts), (iii) such Accounts owing by Wal-Mart Stores, Inc. to K&M do not constitute more than fifty (50%) percent of the aggregate amount of all otherwise Eligible Accounts of K&M (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts), (iv) such Accounts owing by Kohl’s Illinois, Inc. to K&M do not constitute more than thirty (30%) percent of the aggregate amount of all otherwise Eligible Accounts of K&M (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts), (v) such Accounts owing by each of Kmart Corporation and Macy’s, Inc. to K&M do not, in each case, constitute more than twenty (20%) percent of the aggregate amount of all otherwise Eligible Accounts of K&M (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts) and (vi) such Accounts owing by Mohawk Industries, Inc. to Canadian Borrower do not constitute more than twenty (20%) percent of the aggregate amount of all otherwise Eligible Accounts of Canadian Borrower (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);”

(c)           Repurchase of Capital Stock.  Section 9.11 of the Loan Agreement is hereby amended and restated by replacing the period at the end of subparagraph (d) with “; and”, and adding new subparagraph (e) as follows:

“(e)           Borrowers and Guarantors may repurchase issued and outstanding Capital Stock of Borrowers and Guarantors in addition to those repurchases permitted under Section 9.11(d) above; provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases during the term of this Agreement shall not exceed $50,000.”

(d)           Fixed Charge Coverage Ratio.  Effective as of the date of this Amendment No. 2, Section 9.17(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a)           Fixed Charge Coverage Ratio.  If a Financial Covenant Trigger Event shall occur, then, as of the end of each month, Borrowers and Guarantors shall maintain, on a consolidated basis, a Fixed Charge Coverage Ratio of not less than the ratio set forth below for each respective period as set forth below:

Period	Ratio
for the seven (7) month period ending January 31, 2009	1.0:1.0
for the eight (8) consecutive month period ending February 28, 2010	1.0:1.0
for the nine (9) consecutive month period ending March 31, 2010	1.0:1.0

Period	Ratio
for the ten (10) consecutive month period ending April 30, 2010	1.0:1.0
for the eleven (11) consecutive month period ending May 31, 2010	1.0:1.0
for the twelve (12) consecutive month period ending June 30, 2010 and as of the end of each month thereafter (calculated on a trailing twelve (12) consecutive month basis)	1.0:1.0

(e)           Minimum EBITDA.  Effective as of the date of this Amendment No. 2, Section 9.17(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b)           Minimum EBITDA.  If a Financial Covenant Trigger Event shall occur, then, as of the end of each month, Borrowers and Guarantors shall maintain, on a consolidated basis, EBITDA of not less than the amount set forth below for each respective period as set forth below:

Period	Minimum EBITDA
for the seven (7) month period ending January 31, 2009	$2,440,000
for the eight (8) consecutive month period ending February 28, 2010	$2,210,000
for the nine (9) consecutive month period ending March 31, 2010	$2,210,000
for the ten (10) consecutive month period ending April 30, 2010	$2,390,000

Period	Minimum EBITDA
for the eleven (11) consecutive month period ending May 31, 2010	$2,670,000
for the twelve (12) consecutive month period ending June 30, 2010	$3,340,000
for the twelve (12) consecutive month period ending July 31, 2010	$3,390,000
for the twelve (12) consecutive month period ending August 31, 2010	$2,870,000
for the twelve (12) consecutive month period ending September 30, 2010	$3,090,000
for the twelve (12) consecutive month period ending October 31, 2010	$3,450,000
for the twelve (12) consecutive month period ending November 30, 2010	$3,540,000
for the twelve (12) consecutive month period ending December 31, 2010 and as of the end of each month thereafter (calculated on a trailing (12) consecutive month basis)	$3,500,000

3.           Amendment Fee.  In addition to any other fees payable under the Loan Agreement, in consideration of the loans and advances as provided for hereunder, Borrowers shall pay to Agent in immediately available funds an amendment fee in the amount of $30,000.  The amendment fee shall be fully earned and payable as of the date hereof.  Such fee may be charged by Agent to any loan account of Borrowers.

4.           Conditions Precedent.  This Amendment No. 2 shall not be effective until each of the following conditions precedent are satisfied in a manner reasonably satisfactory to Agent:

(a)            the receipt by Agent of this Amendment No. 2, duly authorized and executed by Borrowers and Guarantors;

(b)           the receipt by Agent of the amendment fee set forth in Section 3 above; and

(c)           immediately prior, and immediately after giving affect to the amendments and agreements set forth herein, there shall exist no Event of Default or event or condition which, with the giving of notice, passage of time, or both, would constitute an Event of Default.

5.           Effect of this Amendment No. 2.  This Amendment No. 2 constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof.  Except as expressly amended and waived pursuant hereto, no other changes or modifications or waivers to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

6.           Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 2.

7.           Governing Law.  The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

8.           Binding Effect.  This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9.           Counterparts.  This Amendment No. 2 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Amendment No. 2 by telecopier shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2.  Any party delivering an executed counterpart of this Amendment No. 2 by telecopier also shall deliver an original executed counterpart of this Amendment No. 2, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 2 as to such party or any other party.

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U.S. BORROWERS	CANADIAN BORROWER
AMERICAN BILTRITE INC. By: /s/Richard G. Marcus______________ Name: Richard G. Marcus________________ Title: President	AMERICAN BILTRITE (CANADA) LTD. By: /s/Richard G. Marcus______________ Name: Richard G. Marcus________________ Title: President
IDEAL TAPE CO., INC. By: /s/Richard G. Marcus______________ Name: Richard G. Marcus________________ Title: President
K&M ASSOCIATES L.P. By: AIMPAR, Inc., its General Partner By: /s/Richard G. Marcus______________ Name: Richard G. Marcus________________ Title: President

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[Signature Page to Amendment No. 2 to LSA]

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U.S. GUARANTORS
425 DEXTER ASSOCIATES, L.P. By: AIMPAR, Inc., its General Partner By: /s/Richard G. Marcus Name: Richard G. Marcus Title: President

OCEAN STATE JEWELRY, INC. By: /s/Richard G. Marcus Name: Richard G. Marcus Title: President

AMERICAN BILTRITE FAR EAST, INC. By: /s/Richard G. Marcus Name: Richard G. Marcus Title: President

MAJESTIC JEWELRY, INC. By: /s/Richard G. Marcus Name: Richard G. Marcus Title: President

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[Signature Page to Amendment No. 2 to LSA]

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ACCEPTED AND AGREED:

AGENT:
WACHOVIA BANK, NATIONAL ASSOCIATION By: /s/ Mark J Breier Name: Mark J. Breier Title: Managing Director
ISSUING BANK:
WACHOVIA BANK, NATIONAL ASSOCIATION By: /s/ Mark J Breier Name: Mark J. Breier Title: Managing Director______________
LENDERS: WACHOVIA BANK, NATIONAL ASSOCIATION By: /s/ Mark J Breier Name: Mark J. Breier Title: Managing Director______________
WACHOVIA CAPITAL FINANCE CORPORATION (CANADA) By: /s/ Laurence S. Forte Name: Laurence S. Forte________________ Title: Managing Director_______________

[Signature Page to Amendment No. 2 to LSA]